UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

(Amendment No. 1)

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12.

DATASIGHT CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies.

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

DATSIGHT CORPORATION

2451 South Buffalo Dr. Suite 105

Las Vegas, NV 89177

(702) 442-0996

November __, 2018

NOTICE OF CONSENT SOLICITATION

Dear Stockholder:

DataSight Corporation (formerly, LED Lighting Company) (the “Company”) is filing this proxy statement on Schedule 14A (the “Proxy Statement”) in order to solicit from its stockholders written consents approving an amendment (the “Amendment”) to the Company’s Certificate of Incorporation for the purposes of effecting a reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.0001 per share at a ratio (the “Reverse Ratio”) of 1-for-26 (the “Action”).

The Action is described in more detail in the accompanying Consent Solicitation Statement.

We have established the close of business on October 11, 2018 as the record date for determining stockholders entitled to submit written consents. Stockholders constituting the holders of a majority in voting power of the Company’s outstanding capital stock as of the close of business on the record date must consent in order for to the Action to be approved by stockholders.

The Company’s Board of Directors recommends that all stockholders consent to the Action by marking the box entitled “FOR” and submitting to the Company the Action by Written Consent form which is attached as Annex B to the Consent Solicitation Statement.

The Consent Solicitation Statement is being sent on or about November __, 2018 to all holders of record of the Company’s voting stock as of October 11, 2018. The date of the accompanying Consent Solicitation Statement is November __, 2018.

Sincerely,

/s/ Lyle L. Probst
Lyle L. Probst
Chief Executive Officer Officer

DATSIGHT CORPORATION

2451 South Buffalo Dr. Suite 105

Las Vegas, NV 89177

(702) 442-0996

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents (the “Consent Solicitation”) of the stockholders of DataSight Corporation (formerly, LED Lighting Company) (the “Company,” “we,” “our,” or “us”) authorizing the following (the “Action”): approval of an amendment (the “Amendment”) to the Company’s Certificate of Incorporation for the purposes of effecting a reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.0001 per share at a ratio (the “Reverse Ratio”) of 1-for-26. The Company intends to effect the timing of the filing of the Amendment promptly after receiving stockholder approval of the Action. .

On October 11, 2018, our board of directors approved the Action subject to stockholder approval.

The Company currently has 27,890,537 shares of common stock outstanding and 7,317,767 shares of Series A Convertible Preferred Stock outstanding. The Series A Convertible Preferred Stock has 26 to 1 voting rights over the Company common stock and will automatically convert into shares of Company common stock upon the Company’s completion of the Action.

Our board of directors has approved the Action on October 11, 2018 and recommends that stockholders’ consent to the Action.

The Company has decided to seek the written consent of stockholders through a consent solicitation process rather than holding a special meeting of stockholders in order to eliminate the costs and management time involved in holding a special meeting.

Voting materials, which include this Consent Solicitation Statement and an Action by Written Consent form (attached as Annex B), are being mailed to all stockholders of record on or about November __, 2018. Our Board set the close of business on October 11, 2018 as the record date for the determination of stockholders entitled to act with respect to the Consent Solicitation (the “Record Date”).

As of October 11, 2018, there were 27,890,537 shares of Common Stock issued and outstanding and 7,317,767 shares of Series A Convertible Preferred Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on the Action and each share of Series A Convertible Preferred Stock entitles its holder to 26 votes on the Action. Stockholders constituting the holders of a majority in voting power of the Company’s outstanding capital stock as of the close of business on the record date must consent in order for the Action to be approved by the stockholders.

If your shares are held in a brokerage account in your broker’s name (“street name”), you have the right to direct your broker or nominee to consent or withhold consent with regard to the Action. You should follow the instructions provided by your broker or nominee. You may complete and mail an instruction card to your broker or nominee or, if your broker allows, submit voting instructions to your broker by telephone or the internet. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed. If you do not provide voting instructions to your broker or nominee, your broker or nominee may not use its discretion to consent or withhold consent with regard to the Action.

Stockholders who wish to consent must deliver their executed Action by Written Consent form to the Company. The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Action. The failure to submit a written consent or, if your shares are held in “street name,” to give appropriate instructions to your broker or nominee, will have the same effect as voting against the Action. Abstentions also have the same effect as voting against the Action.

The final results of this Consent Solicitation will be published in a Current Report on Form 8-K by the Company in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”).

We pay the costs for preparing, printing and mailing the consent soliciting materials. Our officers, directors and other regular employees may, without additional compensation, solicit consents personally or by facsimile, telephone, e-mail or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the consent soliciting materials to our beneficial owners.

Our executive offices are located at 2451 South Buffalo Dr. Suite 105, Las Vegas, NV 89177and our telephone number is (702) 442-0996.

VOTE REQUIRED; MANNER OF APPROVAL

Each share of our Common Stock entitles its holder to one vote and each share of our Series A Preferred Stock entitles its holder to 26 votes. Under our Certificate of Incorporation, approval of the Action requires the affirmative vote of the holders of a majority of the votes cast. In addition, pursuant to Section 228 of the DGCL and our By-Laws, any action that may be taken at any annual or special meeting of the Company’s stockholders can be effected through the written consent of those stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote on such action were present and voted. Prompt notice of the action taken by written consent must be provided to all other stockholders.

Accordingly, the written consents of stockholders holding at least 109,076,240 votes represented by the Common Stock and Series A Convertible Preferred Stock are necessary to implement the Action.

The Company’s Board of Directors recommends that all stockholders consent to the Action by marking the box entitled “FOR” and submitting to the Company an executed Action by Written Consent form which is attached as Annex B to the Consent Solicitation Statement. If you sign and send in the Action by Written Consent form but do not indicate how you want to vote as to the Action, your consent form will be treated as a consent “FOR” the Action.

Stockholders who wish to consent must deliver their executed Action by Written Consent form to the Company. The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Action.

CONSENT IS IRREVOCABLE

Executed written consents delivered to the Company before the effective date of the Action shall not be revocable; however, written consents delivered to the Company prior to the date the definitive Consent Solicitation Statement is sent to our stockholders will be disregarded.

EFFECTIVE DATE OF ACTIONS

Pursuant to DGCL Section 228, the Action will become effective on such date as the Company has received, in accordance with such section, written consents signed by holders of our outstanding capital stock having not less than a majority of the voting power of such outstanding capital stock as of the close of business on the record date, so long as such written consents are delivered within 60 days of the record date.

Once the Action become effective, they will be completed by the Company by the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

DISSENTERS’ RIGHTS

Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the Action or any of the matters described in this Consent Solicitation Statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this Information Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will,” “will be,” “will continue,” “will likely result,” “could,” “may” and words of similar import. These statements reflect the Company’s current view of future events and are subject to certain risks and uncertainties as noted in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on August 15, 2018, as may be amended.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements. In addition to the risks identified in the above filings, new risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business, or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Your consent is important!

Please sign, date and promptly return your written consent form.

PROPOSED ACTION:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Upon recommendation of the Board, stockholders of the Company are being asked to execute written consents approving and authorizing the Amendment to the Company’s Certificate of Incorporation for the purposes of effecting a reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.0001 per share at a ratio (the “Reverse Ratio”) of 1-for-26.

Promptly after the effective date of the Action, the Board will affect the Reverse Split by filing with the Delaware Secretary of State an Amendment to the Company’s Certificate of Incorporation, substantially in the form attached hereto as Annex A.

Effects of Reverse Split

Following the effectiveness, of the Reverse Split, current holders of Common Stock will own a lower number of shares of Common Stock than prior to the Reverse Split. For example, following the Reverse Split, a stockholder owning 260,000 shares of Common Stock prior to the Reverse Split would hold 10,000 shares.

The Reverse Split will also result in each one share of Series A Convertible Preferred Stock converting into one share of Common Stock.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately after the Reverse Split as such stockholder held as of the Record Date.

The Amendment will not change the terms of the Common Stock or the authorized amount of the Common Stock. After the Reverse Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The par value of the Common Stock will not change, and the outstanding Common Stock will remain fully paid and non-assessable.

Purposes of the Reverse Split

The Reverse Split will cause the automatic conversion of the 7,317,767 shares of Series A Convertible Preferred Stock currently outstanding into shares of Common Stock. The Board of Directors believes that having a capital structure in which all shareholders hold Common Stock and the total number of outstanding shares is reduced is necessary and desirable in order for the Company to establish a share price at which to raise additional capital and continue with its plan of operations. There can be no assurances that the Company will be able to raise additional capital.

Anti-Takeover Effects of a Reverse Split

Release No. 34-15230 of the Staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The Amendment will result in a relative increase in the number of authorized but unissued shares of our capital stock (i.e., Common Stock and preferred stock) vis-à-vis the outstanding shares of our capital stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. An increase in the relative number of authorized number of shares of capital stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An increase in our outstanding shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board is not aware of any attempt to take control of our business and the Board has not considered the Reverse Split to be a tool to be utilized as a type of anti-takeover device.

Common Stock

After the effective date of the Reverse Split, each stockholder will own fewer shares of our stock than prior to the Reverse Split. After the effective date of the Reverse Split, the total number of outstanding shares of Common Stock as of the Record Date will be reduced from 27,890,537 shares to approximately 1,072,713 (subject to any adjustment for rounding up of fractional shares). Additionally, effective as of the date of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to complete the Reverse Split, all 7,317,767 shares of Series A Convertible Preferred Stock shall automatically convert into 7,317,767 shares of Common Stock.

The number of authorized shares of capital stock (i.e., Common Stock and Preferred Stock), and the par value of such shares, will remain unchanged. A Reverse Split would therefore result in an increase in the number of unissued shares of Common Stock. Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock or preferred stock, the future issuance of additional shares of Common Stock or preferred stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock or preferred stock, as applicable. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. As discussed above, the Reverse Split and issuance of additional shares to the DataSight shareholders pursuant to the Exchange Agreement will result in dilution to the ownership percentage of the current Company stockholders.

Any additional shares of Common Stock that would become available for issuance following the Reverse Split, could also be used by the Company’s management to delay or prevent a change in control. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

All outstanding options and warrants to purchase shares of our Common Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Split. In particular, the number of shares issuable upon the exercise of each warrant would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of the warrant and based on the ratio of the Reverse Split. In addition, our Board has determined that the number of shares issuable upon the exercise of each option and the exercise price per share of each option, would be adjusted accordingly, as permitted by the terms of the options.

Exchange of Shares

Upon the effectiveness of the Reverse Split, 26 shares of our Common Stock will automatically be changed into one share of Common Stock.

All holders of our Common Stock who hold their shares in certificated form or electronically in book-entry form with the transfer agent will be sent a statement to their respective address of record indicating the number of shares of Common Stock held in their respective accounts following the Reverse Split. No action needs to be taken by such stockholders to receive post-Reverse Split shares.

Holders of our Common Stock in certificated form will not be required to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing shares of Common Stock. Therefore, it is not necessary for you to send us your stock certificates. If, however, a stockholder wishes to exchange such stockholder’s certificates, the stockholder may do so by surrendering its certificate to the Company’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

Upon the Reverse Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, the stockholder is encouraged to contact their bank, broker or other nominee.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the Reverse Split. In the event the proposed Reverse Split leaves a stockholder with a fraction of a share, the number of shares due to the stockholder will be rounded up. For example, if the proposed Reverse Split leaves an individual stockholder with one and one-half shares, the stockholder will be issued, post proposed Reverse Split, two whole shares. If an individual stockholder would own less than one share, the stockholder will be issued, post proposed Reverse Split, one whole share.

No Dissenters Rights

In connection with the approval of the Reverse Split, stockholders of the Company will not have a right to dissent and obtain payment for their shares under the Delaware General Corporation Law, the Certificate of Incorporation or the By-Laws.

Tax Consequences to Common Stockholders

The following discussion sets forth the material United States federal income tax consequences that management believes will apply with respect to the Company and the stockholders of the Company who are United States holders at the effective time of the Reverse Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each stockholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such stockholder related to the Reverse Split.

In general, no gain or loss should be recognized by a stockholder upon his or her exchange of pre-Reverse Split shares for post-Reverse Split shares except for those associated with any additional shares the stockholder receives as a result of rounding up any post-Reverse Split fractional shares. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split should be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares. The stockholder’s holding period for the post-Reverse Split shares should include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split. As discussed above, no fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, if the Reverse Split leaves a stockholder with fractional shares, the number of shares due to the holder will be rounded up. The United States federal income tax consequences of the receipt of such additional fraction of a share of Common Stock are not clear, and each stockholder is strongly urged to consult with their own tax adviser.

Required Consent

Approval of the Action requires the receipt of the written consents of stockholders constituting the holders of a majority in voting power of the Company’s outstanding capital stock as of the close of business on the Record Date.

Board Recommendation

The Board recommends that stockholders’ consent to the proposed Amendment to our Certificate of Incorporation to effect the Reverse Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the ownership of our Common Stock as of October 11, 2018 by all those known by the Company to be beneficial owners of more than five percent of its voting securities, other than executive officers and directors of the Company (whose ownership is disclosed separately below). This table is prepared in reliance upon beneficial ownership statements filed by such stockholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Class Beneficially Owned(2)	Amount and Nature of Beneficial Ownership of Preferred Stock	Percentage of Class Beneficially Owned(2)

Officers and Directors
Lyle Probst	-	-	2,034,233	27.79%
Kurt Whorton	-	-	2,060,900	28.16%
Kevin Kearney	3,596,278(1)	13.7%	-	-
All directors and executive officers as a group (3 persons)	3,596,278(1)	13.7%

5% or Greater Stockholders
TBCF Partners LLC(3) 6357 NW 33rd Ave. Boca Raton, FL 33496	-	-	709,300	9.69%
Tiburon Point Advisors LLC(4) 313 Paradise Drive Tiburon, CA 94920	-	-	600,000	8.19%
George Mainas 18 Ruben Court Novato, California 94947	4,208,396	16.1%	450,000	6.14%
Lovitt & Hannan, Inc. 401K FBO J. Thomas Hannan 900 Front Street, Suite 300 San Francisco, California 94111	1,320,137	5.0%	-	-

Steven J. Davis 10531 4S Commons Drive, B464 San Diego, CA 92127	1,936,660	7.4%	-	-

Andrew Molasky 100 North City Parkway Suite 1700 Las Vegas, NV 89106	2,770,418	10.6%	276,667(5)	3.78%

John W. Lunbeck 761 S Douglas Street Suite C Salt Lake City, UT 84102	1,823,720	7.0%	-	-
Gary J. Rockis 1802 North Division St. Suite 213 Morris, IL 60450	3,739,542	14.3%	450,000	6.14%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1) Unless otherwise noted, the address is c/o DataSight Corporation, 2451 South Buffalo Drive, Suite 105, Las Vegas, NV 89117

(2) Percentage of class beneficially owned is based on 27,890,537 shares of Company Common Stock and 7,317,767 shares of Company Preferred Stock outstanding.

(3) Beneficially owned by William Caragol.

(4) Beneficially owned by Terry McGovern.

(5) Held by the Andrew Molasky Revocable Trust which is beneficially owned by Andrew Molasky.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other shareholders pro-rata, and in accordance with their respective interests.

HOUSEHOLDING

Owners of Common Stock and Preferred Stock who share a single address may receive only one copy of the Information Statement, unless the Company has received contrary instructions from one or more of such owners. This practice, known as “householding” is designed to reduce printing and mailing costs.

We undertake to deliver promptly upon written or oral request to us at the address or telephone number listed below a separate copy of such notice to a stockholder at a shared address to which a single copy of the notice was delivered. If multiple stockholders sharing an address have received one copy of the Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, they may notify us at the address or telephone number listed below. Additionally, if current stockholders with a shared address wish to receive a separate copy of this Information Statement, or if the stockholder received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices as follows: Chief Executive Officer, 2451 South Buffalo Dr. Suite 105, Las Vegas, Nevada 89177 or by telephone request at (702)442-0996.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. The Company’s SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.

FUTURE PROPOSALS OF STOCKHOLDERS

In order for proposals of stockholders and stockholder nominations for directors to be eligible for inclusion in our proxy materials relating to the Company’s next annual meeting of stockholders pursuant to SEC Rule 14a-8, they must be submitted in writing to the Company’s Secretary and received by the Company at the Company’s executive offices a reasonable time before we begin to print and send the proxy materials for such annual meeting.

Notice to the Company of a stockholder proposal submitted outside of Rule 14a-8 will be considered timely under SEC Rule 14a-4(c) if received by the Company at its executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

All stockholder proposals for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in the Company’s proxy materials), the Company’s Certificate of Incorporation, By-Laws and Delaware law.

By Order of the Board of Directors,

/s/ Lyle L. Probst

Chief Executive Officer

November __, 2018

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

DATASIGHT CORPORATION

DataSight Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 19, 2010, as amended by a Certificate of Amendment on May 24, 2011 and March 14, 2012 and May 30, 2013 and October 3, 2018 (the “Certificate of Incorporation”).

SECOND: That the Board of Directors of the Corporation and stockholders of the Corporation adopted the following amendment to the Certificate of Incorporation:

The following paragraph shall be added to the end of Article Four “Shares” of the Certificate of Incorporation:

Upon the filing and effectiveness pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each 26 shares of Common Stock issued and outstanding as of October 11, 2018 (for accounting purposes only) shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Split”). No fractional shares shall be issued in connection with the Reverse Split. In the event the Reverse Split leaves a stockholder with a fraction of a share, the number of shares due to such stockholder will be rounded up. The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. The par value of each share of capital stock following the Reverse Split shall be as stated above in this Article Four.

THIRD: That said amendment has been consented to and authorized by the Board of Directors of the Corporation and the holders of the necessary number of shares of the issued and outstanding stock of the corporation entitled to vote by written consent given in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, DataSight Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed in its name and on its behalf by its Chief Executive Officer this [___] day of [_____], 2018.

DataSight Corporation

By:	/s/ Lyle L. Probst
Name:	Lyle L. Probst
Title:	Chief Executive Officer

ANNEX B

ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDERS OF

DATASIGHT CORPORATION

This written consent is solicited by the Board of Directors of DataSight Corporation. Executed counterparts of this Action by Written Consent form delivered after the definitive Consent Solicitation Statement (as defined below) is sent to the stockholders but prior to the effective date of the Action by Written Consent shall not be revocable.

The undersigned stockholder of DataSight Corporation, a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Consent Solicitation dated November __, 2018 and Consent Solicitation Statement (collectively, the “Consent Solicitation Statement”) and hereby consents (by checking the FOR box) or withholds consent (by checking the AGAINST or ABSTAIN box) to the following Action:

APPROVAL OF THE REVERSE SPLIT AT A SPLIT RATIO OF 26 TO 1	[ ] CONSENT (FOR)
[ ] CONSENT WITHHELD (AGAINST)
[ ] ABSTAIN

By signing and returning this Action by Written Consent, the undersigned stockholder will be deemed to have voted all shares of capital stock owned by the undersigned in the manner directed above with respect to the proposed amendment. If the undersigned stockholder signs and returns this consent but does not check a box, the undersigned will be deemed to have consented FOR approval of the proposed Action.

Please execute this written consent as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [Please sign within the box]	Date

Signature [Please sign within the box]	Date